Exhibit 8.1

SUBSIDIARIES OF SEADRILL LIMITED

The table below lists the Company’s subsidiaries as of December 31, 2023:

Name of Company	Country of Incorporation
Seadrill Angola, Lda.	Angola
Sonadrill Angola Lda	Angola
Seabras Holdings GmbH	Austria
Seabras Rig Holding GmbH	Austria
Asia Offshore Drilling Limited	Bermuda
North Atlantic Elara Ltd.	Bermuda
North Atlantic Linus Charterer Ltd.	Bermuda
North Atlantic Phoenix Ltd.	Bermuda
Scorpion Courageous Ltd.	Bermuda
Scorpion Deepwater Ltd.	Bermuda
Scorpion Drilling Ltd.	Bermuda
Scorpion Freedom Ltd.	Bermuda
Scorpion International Ltd.	Bermuda
Scorpion Rigs Ltd.	Bermuda
Scorpion Vigilant Ltd.	Bermuda
Seadrill Abu Dhabi Operations Limited	Bermuda
Seadrill Aquila Ltd.	Bermuda
Seadrill Brunei Ltd.	Bermuda
Seadrill Carina Ltd.	Bermuda
Seadrill Common Holdings Ltd.	Bermuda
Seadrill Contracting Ltd	Bermuda
Seadrill Dione Ltd.	Bermuda
Seadrill Eclipse Ltd.	Bermuda
Seadrill Equatorial Guinea Ltd.	Bermuda
Seadrill Finance Limited	Bermuda
Seadrill Freedom Ltd.	Bermuda
Seadrill Gemini Ltd.	Bermuda
Seadrill Ghana Operations Ltd.	Bermuda
Seadrill Global Services Ltd.	Bermuda
Seadrill Hyperion Ltd.	Bermuda
Seadrill Investment Holding Company Limited	Bermuda
Seadrill Investments Limited	Bermuda
Seadrill Jack-Up Holding Ltd.	Bermuda
Seadrill Jupiter Ltd.	Bermuda
Seadrill Leo Ltd.	Bermuda
Seadrill Limited	Bermuda
Seadrill Management AME Ltd.	Bermuda
Seadrill Mimas Ltd.	Bermuda

Exhibit 8.1

Seadrill North Atlantic Holdings Limited	Bermuda
Seadrill Norway Operations Ltd.	Bermuda
Seadrill Polaris Ltd.	Bermuda
Seadrill Prospero Ltd.	Bermuda
Seadrill Proteus Ltd.	Bermuda
Seadrill Rhea Ltd.	Bermuda
Seadrill Rig Holding Company Limited	Bermuda
Seadrill Saturn Ltd.	Bermuda
Seadrill Sevan Holdings Limited	Bermuda
Seadrill T-15 Ltd.	Bermuda
Seadrill T-16 Ltd.	Bermuda
Seadrill Telesto Ltd.	Bermuda
Seadrill Tellus Ltd.	Bermuda
Seadrill Tethys Ltd.	Bermuda
Seadrill Titan Ltd.	Bermuda
Seadrill Triton Ltd.	Bermuda
Seadrill Tucana Ltd.	Bermuda
Seadrill Umbriel Ltd.	Bermuda
Seadrill Vencedor Ltd.	Bermuda
Sonadrill Limited	Bermuda
Scorpion Servicos Offshore Ltda.	Brazil
Seadrill Serviços de Petróleo Ltda.	Brazil
Sevan Investimentos do Brasil Ltda.	Brazil
Sevan Marine Servicos de Perfuracao Ltda.	Brazil
SOAS Servicos de Petroleo Ltda.	Brazil
Aquadrill Servicos de Perfuracao Ltda.	Brazil
Seadrill Canada Operations ULC	Canada
Seadrill Newfoundland Operations Ltd.	Canada
Seadrill Deepwater Drillship Ltd.	Cayman Islands
Seadrill JV Ghana Limited Ltd.	Ghana
Seadrill Far East Limited	Hong Kong
Seadrill International Limited	Hong Kong
Seadrill Mira Hungary Kft.	Hungary
Seadrill Neptune Hungary Kft.	Hungary
Sevan Louisiana Hungary Kft.	Hungary
Seadrill Auriga Hungary Kft.	Hungary
Seadrill Hungary Kft.	Hungary
Seadrill Rig Holdco Kft.	Hungary
Seadrill Vela Hungary Kft.	Hungary
Seadrill Ireland Limited	Ireland
Aquadrill Labuan Ltd.	Labuan
Aquadrill China Operations Ltd. S.a.r.l.	Luxembourg
Seadrill Titania S.a.r.I.	Luxembourg
Aquadrill Malaysia Sdn Bhd	Malaysia
Seadrill Labuan Ltd	Malaysia
Seadrill Offshore Malaysia Sdn. Bhd.	Malaysia
Aquadrill Capricorn Holdings LLC	Marshall Islands

Exhibit 8.1

Aquadrill LLC	Marshall Islands
Aquadrill Opco Sub LLC	Marshall Islands
Aquadrill Operating GP LLC	Marshall Islands
Aquadrill Operating LLC	Marshall Islands
Aquadrill Operating LP	Marshall Islands
Sea Dragon de Mexico S de R.L. de CV	Mexico
Seadrill Operations de Mexico S de R.L. de CV	Mexico
Scorpion Deepwater B.V.	Netherlands
Scorpion Nederlandse B.V.	Netherlands
Seadrill B.V.	Netherlands
Seadrill Jack Up I B.V.	Netherlands
Seadrill Jack Up II B.V.	Netherlands
Seadrill Saudi I B.V.	Netherlands
Seadrill Saudi II B.V.	Netherlands
Seadrill Jack-Ups Nigeria Limited	Nigeria
Seadrill Mobile Units (Nigeria) Limited	Nigeria
Seadrill Offshore Nigeria Limited	Nigeria
Eastern Drilling AS	Norway
Seadrill Europe Management AS	Norway
Seadrill Norway Crew AS	Norway
Seadrill Offshore AS	Norway
Sevan Drilling Rig II AS	Norway
Sevan Drilling Rig VI AS	Norway
Odfjell Drilling Services Company, Limited	Saudi Arabia
Seadrill Saudi Limited Company	Saudi Arabia
Seadrill Australia Pte. Ltd.	Singapore
Seadrill Castor Pte. Ltd.	Singapore
Seadrill Deepwater Units Pte. Ltd.	Singapore
Seadrill Holdings Singapore Pte. Ltd.	Singapore
Seadrill Management (S) Pte Ltd	Singapore
Seadrill Offshore Singapore Pte Ltd	Singapore
Seadrill Pegasus (S) Pte. Ltd.	Singapore
Sevan Drilling Pte Ltd	Singapore
Sevan Drilling Rig II Pte Ltd	Singapore
Sevan Drilling Rig IX Pte Ltd	Singapore
Sevan Drilling Rig V Pte Ltd	Singapore
Sevan Drilling Rig VI Pte Ltd	Singapore
Seadrill International Resourcing DMCC	United Arab Emirates
Sonadrill DMCC	United Arab Emirates
Seadrill Canadian Holdco Limited	United Kingdom
Seadrill Management Ltd.	United Kingdom
Seadrill Treasury UK Limited	United Kingdom
Seadrill UK Ltd	United Kingdom
Seadrill UK Operations Ltd	United Kingdom
Seadrill UK Support Services Ltd	United Kingdom
Sevan Drilling Limited	United Kingdom
Aquadrill Gulf Operations Auriga LLC	United States

Exhibit 8.1

Aquadrill Gulf Operations Vela LLC	United States
Aquadrill US Gulf LLC	United States
Scorpion Offshore, Inc.	United States
Seadrill Americas, Inc	United States
Seadrill Gulf Operations Neptune LLC	United States
Seadrill International Resourcing, Inc.	United States
Sevan Drilling North America LLC	United States